UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2005

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	741070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant is filing this amendment to its Current Report on Form 8-K dated April 11, 2005 to revise the description under “Stranded Gas Participation Agreement” in Item 1.01 to reflect the execution of a Joinder Agreement between Syntroleum International Corporation and Ernest Williams II Q-TIP TUA dated 01/25/2002.

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 11, 2005, Syntroleum Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Dorset Group Corporation (“Dorset”), relating to the sale of 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Company’s Registration Statement on Form S-3 (Registration No. 333-62290) (the “Registration Statement”). This Current Report on Form 8-K is being filed for the purpose of filing as exhibits the Purchase Agreement, an opinion of Baker Botts L.L.P. and a consent of Grant Thornton LLP, in connection with the Registration Statement and the offering of Common Stock.

Stranded Gas Participation Agreement

On April 11, 2005, Syntroleum International Corporation, a wholly owned subsidiary of the Company (“Syntroleum International”), entered into a Participation Agreement (the “Participation Agreement”) with Dorset, pursuant to which Dorset has committed to provide at least $40 million to Syntroleum International to be used to evaluate investment opportunities, conduct oil and gas project development activities, and acquire interests in oil and gas properties. Dorset has also agreed to use its commercially reasonable efforts to obtain additional capital commitments from other persons (“Additional Participants,” and together with Dorset, the “Participants”), subject to Syntroleum International’s approval. Dorset will pay Syntroleum International 3% of its commitment at the closing, which will occur ten days after the effective date of the Participation Agreement. The term of the Participation Agreement is for six years.

Mr. Ziad Ghandour, a member of the board of directors of the Company and a consultant to the Company, pursuant to an arrangement between him and Dorset, is obligated to pay 33.3% of Dorset’s commitment and is entitled to receive 33.3% of any interests or net cash proceeds that Dorset receives in accordance with the Participation Agreement. Mr. Ghandour has not contributed funds toward Dorset’s purchase of the Common Stock described under “—Stock Purchase Agreement” above and is not entitled to any economic interest or voting or other rights with respect to the shares of Common Stock purchased by Dorset.

Pursuant to a Joinder Agreement (the “Joinder Agreement”) dated as of April 20, 2005 between Syntroleum International and Ernest Williams II Q-TIP TUA dated 01/25/2002 (the “Williams Trust”), the Williams Trust joined the Participation Agreement as a Participant and agreed to provide a capital commitment of $10 million to Syntroleum International. The Williams Trust will pay Syntroleum International 3% of its commitment within 10 days after the effective date of the Joinder Agreement.

Syntroleum International may make calls for funding of the remainder of the Participants’ commitment in accordance with an approved annual forecast of possible expenditures of funds received under the Participation Agreement from time to time after the closing. If the Participants fail to fund their commitments, Syntroleum International may terminate the Participation Agreement after an applicable notice period or pursue claims against the Participants or both. However, there can be no assurance that the Participants will have adequate funds to satisfy those claims.

Except as may be approved in an annual forecast of possible expenditures:

•	no more then 50% of the Participants’ commitment may be invested in producing oil and gas properties;

•	no more than 25% of the Participants’ commitment may be invested in any single project; and

•	no more than 15% of the Participants’ commitment may be invested in any stranded gas project that does not contain property with an identified accumulation of oil or gas or both.

If any project requires an investment in excess of the above restrictions and in excess of the then applicable annual forecast, Syntroleum International must obtain Participant approval before making such an investment. If a Participant elects not to approve any such investment, Syntroleum International may participate in the project independent of such Participant.

Syntroleum International will grant the Participants 20% of its working interest in each project, to be divided pro rata between the Participants participating in such project.

If Syntroleum International elects to farm-out to third persons a portion of any project, each Participant may elect either to retain its share of the Participants’ working interest and not farm out such interest to such third persons or to join Syntroleum International and farm out on a pro rata basis. If the Participants elect to participate in a farm-out, any overriding royalty interests, cash bonuses or other consideration earned in connection with a farm-out will be allocated 80% to Syntroleum International and 20% to the Participants, proportionately reduced if a Participant elects not to participate. If a Participant elects not to participate in a farm-out, then (1) Syntroleum International will retain any overriding royalty interest received in the farm-out process, although any revenues from such overriding royalty interest will be allocated as provided below, and (2) such Participant will participate as a working interest owner and be required to bear its proportionate share of all costs associated with the farm-out, including any drilling operations.

Net cash proceeds received from Syntroleum International’s share of any project, including bonuses, or net revenues from the sale of production attributable to Syntroleum International’s working interest or overriding royalty interests in a project, less the payment of any operating expenses and maintenance capital expenditures, taxes, royalties or other required payments to a governmental entity, will be paid as follows:

•	first, 100% to the Participants proportionately until each Participant has received an amount equal in value to 80% of the sum of such Participant’s individual cost basis in all of the then existing projects in which such Participant participated;

•	second, 100% to the Participants proportionately until each Participant has received an amount equal in value to a return of 10% per annum, compounded annually, on 80% of the sum of such Participant’s individual cost basis in all of the projects in which such Participant participated; and

•	third, 100% to Syntroleum International.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

5.1*	Opinion of Baker Botts L.L.P.

10.1*	Stock Purchase Agreement dated April 11, 2005 between the Company and Dorset Group Corporation

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: April 21, 2005	By:	/s/ Greg G. Jenkins
Greg G. Jenkins
Executive Vice President of Finance & Business Development and Chief Financial Officer